Exhibit 10.46

SHANGHAI PUDONG DEVELOPMENT BANK

Right pledge contract

The pledgee : Shanghai Pudong Development Bank, Ningbo Ximen Branch

The pledgor : Ningbo Keyuan plastic co.ltd

In consideration of:
In order to ensure that the debtor completely and timely performs every obligation in the principal and that the pledgee’s rights are achieved, the pledgor volunteers to undertake liability of all the debt in the principal contact for the pledgee and draw up this contact specially.

Article 1 Pledge warranty

1.1 pledge property
Pledgee to agree unconditionally that to provide the pledge warrant for all the debt in the contract per the article 8 of the right of the pledge
The right of pledge under the contract should also include subordinates, secondary right, fruits and substitute except the original pledge.

2. The modes of warranty
The warranty of this contact is to make sure pledgee have the first priority of the pledge. When the debtor does not undertake the debt according to the agreements of the principal contact, whether or not the creditor has other suretyship rights of the principal contact’s creditor’s rights (including not limiting in suretyship, mortgage and hypothecation and other modes of suretydhip), the creditor all has the right to firstly require the surety to undertake the suretyship liability in the scope of suretyship of this contact, while does not need to firstly ask other sureties to perform suretyship liabilities.

3 .The warranty scope
Except the principal creditor, the scope should include the loan principal , penalty interest and compound interest, liquidated damage, procedure fee, and other related fees, and also the fees arising from the pledgor to achieve its rights ( include but not limited to litigation fee, lawyer fee and travel fee etc)

4 .The changes of the principal contact
The pledgor to confirm even there are any graces which pledge to grant to debtor or pledgor, or pledgee made any amendment or changes for the contract, if such amendment does not further intensify the burden of pledgor, all the rights and obligations of pledgee under the contract will not be influenced due to such changes, and the liability of the pledgor will not be reduced for that. Instead of the creditor, the principal contact provides the debtor with business of the establishment of a letter of credit, the establishment of a letter of guarantee or the alternate letter of credit. Any amendments of a letter of credit, a letter of guarantee or the alternate letter of credit The creditor and the debtor by the creditor and the debtor need not to gain the approval of the surety or separately inform the surety. These amendments are regarded as that the surety’s approval has been achieved ahead, while the suretyship liability of the surety is not reduced for that.

Article 2 The pledge property’s handover (registration) and retention

1. the pledge’s property’s handover (registration) and retention
To fulfill the contract and complete the pledge process, the pledgor should per pledgee’s request after signed the contract to give the ownership certification with stamp to pledgee or to complete the registration procedure at the local authority in time, any related pledge certifications also should kept by pledgee during the period of contract.

2. the change of pledge property and change of registration
The change of pledge property should get the approval from pledgee during the contract period, and if the pledge property has done the pledge registration before, the pledgor should work with pledgee to do the related changing procedure in the related authority.

3. the return of the pledge property and cancellation
When all the debts under the contract and approved by the pledgees, the ownership certification should be returned to the pledgors, if the pledge registration has been done, the cancellation procedure should be done with the assistance of pledgors.

Article 3 The achieve of pledge

3.1 The handle of the pledge
In case one of the following situations happen, pledgee has the right to handle the pledge to get the pledge right

(1) Debtor to violate the contrat

(2) Pledgor to violate the contract

(3) Any situation can make the pledgee to have the pledge in advance

(4) Any other situation can make both parties to handle the pledge

3.2 The achieve of the pledge
If the situations for handle the pledge happens, the pledgee has the right to handle the pledge in one of the following methods

(1) Sale, bid, cash the pledge in advance, and get the paid based on the cash or to handle the payment by contract.

(2) After handled the pledge, the paid cash should be for all the creditor’s right, for the financing beside the loan, if there is no money advance for pledgor, then the pledgor has the right to draw the cash to pledgor’s appointed account or to creditor’s guarantee account as the guarantee cash for later payment, there is no need to has separate contract for the issue.

(3) to handle the property based on the law or other methods agreed by both sides, to achieve the pledge.

Article 4 Statement and promise

The pledgor make the such promise to the pledgee

(1) The pledgor is an independent legal subject who possesses the necessary capacity for rights and can in his own mane perform the obligations of this contact and independently bear civil responsibility.

(2) all the items of contract meet the law, and has finished signing this contact and performing all the authorization and ratification needed by the obligations of this contact.

Every term of this contact is the expression of the surety’s real meaning ,

(3) The signature and performance of this contact do not disobey the laws (the laws of this contact refer to the laws, rules, regulations, local regulations and judicial interpretation) obeyed by the surety, constitutions, documents, judgments and verdicts of authorized departments, and also do not contradict any contact and agreement signed by the surety or the other undertaken obligation.

(4) The pledgor ensures that the financial statements (if the surety had) showed are in conformity with the legal regulations. The financial statements truly, completely and fairly reflect the financial situation of the surety. What’s more, all the material and document information relating with this contact are true, effective, accurate and complete, but have little concealment.

(5) The pledgor  promises to finish record, register or other formalities needed by the effective and legal performance of this contact,

(6) The pledgor ensures that there exist no situations or events which may greatly affect the capability of performing obligations.

2 And there is the further promises as follows

A the pledgor has the complete ownership for the pledge, the pledge is gained legally and has no warranty, or other kinds of arrangements, and there is no dispute for the ownership, restrict and other flaws:( such as frozen share right, report of the loss of bill, and stop payment for the bills)

B The pledgor ensures that he observes law and discipline for the pledge

C The pledgor is an independent legal subject who possesses the necessary capacity for rights, The financial statements truly, completely and fairly reflect the financial situation of the pledge. What’s more, all the material and document information relating with this contact are true, effective, accurate and complete, but have little concealment.

Article 5 The agreed events
1. The pledgor’s promise

(1) The pledgor promises that if not gaining the agreement in writing from the pledgee, the pledgor does not adopt the following behaviors.

1) Selling, bestowal, leasing, leading, transferring, mortgage, hypothecation or other modes deposits the whole or large part of the great property.

2) The operative mechanism and property based on organization have great changes, including but not limiting in contracting, leasing, joint operation, transformation of corporate system, transformation of shareholding system, stock transfer, consolidation (or annexation), joint capital (or cooperation), company schism, the setting up of subsidiary company, the transfer of property rights or reduction of capital and so on.

3) Amending the company’s regulations and changing the management scope and primary business of the company.

4) Applying for reforming, bankruptcy or dissolution of the company.

5) Try to deal the company’s pledge

6) Signing the contacts/agreements which greatly influence the capability of performing obligations of this contact or undertaking some obligations which has the same bad influences.

2. The pledgor promises that when the following events happen, the surety will inform the BANK  within 5 days, (artificial person need the stamp of official seal, natural man need signature) to the hands of the creditor in five banking day since the event has happened.

1) Related events which happened lead the statements and suretyship claimed in the contact to become false, inaccurate statement.

2) The surety or the majority shareholder, actual control or rerated person involving in appeal, arbitration or capital which is detained, sealed up, frozen, acted under coercion or enforced by other measures having the same effectiveness, or the surety’s legal representative, supervisor of board and top management involving in appeal, arbitration or other enforced measures

☐ The surety’s legal representative or authorized nominee, persons responsible, principal financial persons responsible, communication address, the name of enterprise, business place and other items change, or the surety changes the domicile address, habitual residence and the work unit, leaves the habitual city for a long time, changes name or has great bad influences in the level of income.

☐ Applied for reforming, bankruptcy by other creditor or receded by the upper competent Organization.

3. the pledgor to promise to provide all the related financial document to pledgee during the contract period.

4. the pledgor confirm that, before all the debt has been settled under the contract, the pledgor can not execute the right of recourse and other right to debtor due to the guarantee liability, (include but not limited to offset the debt with its debtor’s debt).

5.even the debtor made some or all debts settled under the contract, or the debtor made the pay off to the pledgor individually, the pledgor should will continue take all the potential pledge joint responsibility for the debt right after paid off.

6.if the pledgee request to do the assessment for the pledge, the pledgor should perform such assessment in the authority accepted by pledgee.

7. Per pledgee’s request, pledgor should do the notarization with enforcing in the authority, the pledgor volunteer to take the enforcing.

8. Pledgor should work with pledgee to do all the necessary procedures to ensure the pledgee has all the pledge rights under the contract..

9. Pledgor make sure the contract will not be influenced by the principal contract.

10. Pledgor should pay the tax and related expense under the contract period.

11. During the contract period, the dividend ,interest should be saved into the warranty account as the warrant.

12. If the share or share rights are taken as the pledge, the pledgor confirm the share should have the same right and interest from now to future, include but not limited to the voting right, and other management right, the right to ask the dividend and other payment, the allocation right and the other right under the company regulation, moreover, when the share allotment happens, pledgor should use his own money to buy and do the pledge together, if there is value insufficient due to pledgor did not purchase the share, the pledgor should make it up.

13. For the share/ share right pledge, pledgor should to main its value by using the shareholder’s right,can not waive the shareholder’s right without the consent of pledgee in writing, if the share pledge happens,the pledgor should do the new release in the newspapers appinted by CSRC within 3 working days, the release should include the share holder’s resolution, the exterior warranty amount up to the release date, and the pledgor’s warranty to sub company.

14. For the bill, certification of deposit, security pledge, the pledgor can not report to loss during the pledge period, or do the public announcement or other programme.besides, the pledgor agrees, if the cashing date is earlier than the principal creditor right date, the pledgor has the right to cash the pledge, the money should be used for paying off the principal creditor right, or saving and draw to account appointed by pledgee to warrant the main creditor right, both pledgor and pledgee agree both party will not need to sign a separate contract if such situation happen, when the date of main credit expired and the pledgor does not get the paid off, pledgor has the right to make sure the warranty get paid off first, if the expiry date of main credit date is earlier than cashing for the pledge, but the pledgor does not get paid off, the pledgee is entitled to cash or handle the pledge in advance and use the payment for the pledge pay off, for the interest loss due to the cash or handle the pledge in advance should be borne by pledgor( but if there are any reasons for pledgee can not or will not be able to cash or handle pledge in advance, the pledgor has the right to keep the pledge until the pledge expired and get the payment back to pay the warranted principal creditor’s right).

15. If there are the reduction for the value of the pledge or there are possibilities for reduction, include but not limited to the exchange rate or share price fluctuation, the company for the payer,acceptor, and  drawer or the company owning the pledge have the financial problems, the pledgor refuse to buy the subject company’s allotment share or the subject company to issue the new shares, if the pledgee has the reason to believe above status have damaged the pledgee’ right, then the pledgor should provide the value equal to the reduction amount or other remedy.

16. The pledge can not be signed for any files for transferred, removed or ceded to without the permission of the pledgee, the pledge can not be handled in any form in whole or in part.

17. If there are reasons cause the contract invalid, not into effect or be canceled not because of pledgor’s reason, the pledgee promises to take the joint liability for pledgor’s un settled pledge.

5.2 The deduction agreement

(1) When the pledgor has the due debt which should be paid or caution money which should be complemented, the authorized pledgee directly deducts the capital of the surety’s any accounts opened in Shanghai Pudong Development Bank to tender the the due debt which should be paid or caution money which should be complemented.

(2) If there are many unpaid creditor’s right due, and the pledgor has the right to choose the payment at his will for the principal, interest or other expenses, The pledgee decides the sequence of tendering debts.

5.3 The exchange rate
If any articles in the contract is related to exchange rate, should be exchanged by the rate from pledgee, the exchange rate risk and loss should be borne by pledgor.

5.4 The approval of the creditor’s rights
The valid voucher of the creditor’s rights secured by the pledgor should be subject to the accounting voucher and recorded according to the business rules established by the pledgee.

5.5 Informing and Sending
1. Notices which one party of this contact sends to the other party should have been sending to the address which signed on this contact until the other party informs the changed address in writing. As long as one party sends notices according to the above address, it is regarded as that notices are sent to the hands of the receiver in the following dates: for letters, the seventh banking day which after registered then sent according to the main management address (the legal representative and its branch organization, and other economic organizations) or place of domicile (natural man); for personal service, the date is the day when the receiver sign the post-mail.

2. The pledgor agrees that the summons or notices issuing from any appeals are, as long as they are sent to the domicile address signed in this contact, seen as sent and received. The change of the address stated above does not in advance inform the creditor in writing form, it is invalid for the pledgee

Article 6 The default events and its disposition

6.1. Events of default
One of the following situations is the surety’s default for the creditor.

1. Any statements and guaranties made by the pledgor makes in this contact, or when notices, authorities, approval, agreements, certifications and other documents which are according to this contact or related to this contact are made, they are incorrect or misleading, or have been proved to be incorrect or misleading, or have been proved to be invalid or have no law effectiveness.

2. The pledgor does not follow pledgee’s request to provide the complete procedure and real information for the pledge,or try to hide the following pledge situation include common owned, dispute, be sealed, confiscated, be monitored, or has already been pledged.

3. The pledgor disobeys any agreed item of article 5 of this contact.

4. The pledgor suspends business, stops production, stops doing business for internal rectification, reforming, clears accounts, or the surety is taken over, deposited, dissolved, or the pledgor’s business license is withdrew, canceled or goes bankrupt.

5. The pledge property has been imposed the compelling measurements by national or local authority, include but not limited to property frozen or stop payment.

6. Pledgor to report the lost for the bill, the certificate of saving, and security or report the publication,which will impact the pledge right for the pledgee.

7. Pledgor decide to sell, exchange, bestow, give orders or by other way to handle the pledge,or there are status happen to make the pledge’s value reduced or damaged therefore to impact the pledgor’s ability to pay back.

8. The pledgor’s saving operation has serious troubles, to effect its liquidity.

9. The financial condition of the pledgor worsens and the management has serious troubles, or events or situations which produce bad influences on the normal management, financial condition or the capability of repayment.

10. The pledgor or the majority shareholder, actual controllor or rerated person involving in great appeal, arbitration or great capital which is detained, sealed up, frozen, acted under coercion or enforced by other measures having the same effectiveness, or the pledgor’s legal representative, supervisor of board and top management involving in appeal, arbitration or other enforced measures which produce the bad influences on the pledgor’s capability of repayment.

11. The surety is natural man who is dead or claimed to be dead.

12. The surety’s other behaviors which disobey this contact so that prevent the normal performance of this contact, or other behaviors which damage the legitimate interests of the creditor.

6.2 The disposition of the default events
One of the default events stated in the preceding paragraph, or one of the default event can make the pledgee has the right to claim the pledge, the pledgee to claim the principal creditor right due earlier, or based on the article 3 to handle the pledge or ask the pledgor to provide the other warranty.

Article 7  Other iterms

7.1. The applied laws
This contact applies to the Chinese (not including Hongkong, Macau Special Administrative, and Taiwan) laws.

7.2. The dispute resolution
All the disputes of this contact can be solved through the friendly consultation. If the consultation falls, the People’s Court of the creditor’s domicile place enjoys the non-excludable right of jurisdiction. During the period of argument, every party should continue to perform the items which have not been argued.

7.3. Effectiveness, change and dissolution

(1) This contact is valid after it is stamped by the creditor’s and the debtor’s official seals and signed or stamped by their legal representatives/persons responsible or authorized attorneys (if the attorneys are natural men, they only need to sign this contact). It is ended when all the secured creditor’s rights are tendered.

(2) The effectiveness of this contact is independent from that of the principal contact, that means, this contact does not become invalid or be receded just because the principal contact becomes invalid or be receded.

(3) After this contact becoming valid, either of the both sides of this contact can not personally change or dissolute this contact in advance. If this contact needs change or dissolution, both sides should make a consensus through consolation and make a agreement in writing.

7.4. miscellaneous

1. For the purpose of contract, the law in the contract ref to law, regulation, code,local code, judicial interpretation, and other applicable code.

2. For the purpose of contract,  the contract or main contract should also include the following revisions,changes or supplement, all the parties in the contract, should include but not limited to pledgor, pledgee,the creditor, and also include the subject itself and heir and successors.

3. For the purpose of contract, the financing in the contract should include but not limited to loan, commercial acceptance bill, guarantee bill, LC, SLC,and other bank business to make sure the finance or credit support.

4. The expiry and expiration date in the contract, should all include the earlier expiry claimed by pledgee,the date and the earlier date when creditor claim the principal creditor right expired, is the expiry date for principal creditor right .

5. The “security registration settlement institution” in the contract mean to provide collective registration , deposit, and settle service for the security deal include security, bond, fund , it is not the special legal person or authorized institution for seeking profit.

6. The annex of the contract ( include but not limited to pledge list ) is the unseparated part of contract, sharing the same legal effect with the contract.

7. For items which the contact have not explained clearly and need to be complemented, both sides can make an appointment and record in article 7 of this contact. These items also can be separately made an agreement in writing as the appendix of this contact.

8. Except there existing other specific explanations in this contact, the related words and expression of this contact have the implication which is same as that of the principal contact.

Article 7 The element items of this contact

1. The secured principal of this contact [corresponding to the items of this contact]

8.1 For the debtor and the creditor, the principal contact, on 2012/ Year / 12Month / 21Day, signs the “ liquid fund loan contract”

8.2 The debtor in the principal contact:Ningbo Keyuan Plastic Co., Ltd ,

8.3 the guaranteed principal creditor right

Based on the principal contract, the creditor provide the debtor 2.5 million USD financing and interest, liquidated damages,compensation and the fees stated in the article 1.3 of the contract.

8.4 the principal creditor right duration: 2012-12.21-2013, 12.21

8.5 the pledge property Ref to the attachment 1

8.6 The main body of this contact is done in triplicate , and the pledgor keeps one copy/copies, the pledgee keeps two copy/copies, / keeps copy/copies, all having equal law effect.

8.7 other items, if any (this page is a signature page, no main body)

The contact is signed by the following pledgor and pledgee .The pledgor ensures that when signing this contact, both sides have been explained and discussed all the items in detail and have no questions for all the items, and have an accurate understanding the limitation or exempted items of the legal implications of the interested parties’ related obligations and liabilities.

The pledgor (official seal) The legal representative or the authorized attorney (signature or stamp of official seal)	The pledgee (official seal) The persons responsible or the authorized attorney (signature or stamp of official seal)

(the above items applied to the legal person) The surety (signature) The kind of valid identity document and its number: (the above items applied to the natural man)
Place of domicile: Postcode: Telephone number: Fax: E-mail: Signing date : DEC, 21 2012	The address of main management: Postcode: Telephone number: Fax: Email: Signing date : DEC, 21 2012